Consulting Agreement
                              --------------------

This Consulting Agreement is made on this 4th day of December 2003.

                                     BETWEEN

Ernesto Angel, a Consultant having his mailing address at 102 South Tejon St, #1100,Colorado Springs,CO 80903; Jesus Romero a Consultant having his mailing address at 102 South Tejon St, #1100,Colorado Springs,CO 80903; Victor Angel, a Consultant having his mailing address at 4627 Barington Ct, Bonita, CA 91902; Ruben Garduno, a Consultant having his mailing address at PO Box 66, Cascade, CO 80809; Raymond Ng Pan Hing, a Consultant having his mailing address at 3 Egret St, Flamingo Vlei, Table View, South Africa; Derek Smith, a Consultant having his mailing address at 706 Central Plaza,18 Harbour Road, Wanchai, Hong Kong; Cassim Motala, a Consultant having his mailing address at C/O 3 Volute Circle, Sunset Beach, South Africa; and Lawrence Mavundula, a Consultant having his mailing address at 23 Hubert St, Main Reef Rd, Johannesburg, South Africa. The above listed Consultants shall be referred to collectively hereafter as "Consultants" or individually as "Consultant".

                                       AND

Maximum Dynamics, Inc., having its office at 2 North Cascade Avenue, Suite 1100, Colorado Springs, Colorado, 80903.

WHEREAS

         WHEREAS, CONSULTANTS provide technology development services, business development services, and engineering services for businesses and professionals in the IT and financial services sector, specifically the point of sale (POS) device market; and,

         WHEREAS, Company wishes to engage the services of CONSULTANTS;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto agree as follows:

DURATION

This agreement commences on December 4th, 2003 and will be effective until December 4, 2004, as per the terms listed herein. Thereafter it shall be reviewed for further extension on mutually agreeable terms.

FINANCIAL

CONSULTANTS shall be paid for services as set forth in Exhibit A. The fees to be paid shall be paid with shares of registered S-8 shares of Common Stock of Maximum Dynamics, Inc. and shall be priced at a twenty percent (20%) discount to today's bid of $0.185 per share. The number of shares and issued to each CONSULTANT as payment for services is set forth in Exhibit A.

BINDING

This Agreement and the certificates and other instruments delivered by or on behalf of the parties pursuant hereto constitute the entire agreement between the parties. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successor and assigns of the parties hereto, as the case may be.

APPLICABLE LAW

This Agreement is made pursuant to, and will be governed by, and construed and enforced in accordance with, the laws of Colorado, USA.

TERMINATION

If this agreement is terminated previous to December 4, 2004, the CONSULTANT shall keep one twelfth (1/12) of the shares received as payment for every month CONSULTANT was retained.


ACCEPTED

For CONSULTANT                                 For Maximum Dynamics
--------------                                 --------------------

BY: /s/  Ernesto Angel                         BY: /s/  Joshua Wolcott
   --------------------------                     ----------------------------
         Ernesto Angel                                  Joshua Wolcott

DATE:                                          DATE:
    -------------------------                       --------------------------

BY: /s/  Jesus Romero
   --------------------------
         Jesus Romero

DATE:
    -------------------------


BY: /s/ Victor Angel
   -------------------------
        Victor Angel

DATE:
    -------------------------

BY: /s/  Ruben Garduno
   -------------------------
         Ruben Garduno

DATE:
    -------------------------

BY: /s/  Raymond Ng Pan Hing
   -------------------------
         Raymond Ng Pan Hing


DATE:
    -------------------------


BY: /s/  Cassim Motala
   -------------------------
         Cassim Motala

DATE:
    -------------------------


BY: /s/  Lawrence Mavundula
   -------------------------
         Lawrence Mavundula

DATE:
    -------------------------

                                    EXHIBIT A


The following sets forth the services to be rendered by each Consultant, the fees for such services and the number of S-8 shares to be issued as payment.

Consultant                   Services                                            Fees        Shares
----------                   --------                                            ----        ------
Ernesto Angel                Business development for POS devices                $66,600     450,000
                             in Mexico and Latin America

Jesus Romero                 Business development for POS devices                $59,200     400,000
                             in Mexico and Latin America

Victor Angel                 Business development for POS devices                $44,400     300,000
                             in Mexico and Latin America

Ruben Garduno                Technology development for POS devices              $11,100      75,000
                             in Mexico and Latin America

Raymond Ng Pan Hing          Business development for POS devices                $14,800     100,000
Raymond Ng Pan Hing          Business development for POS devices                $14,800     100,000**

Derek Smith                  Technology development for POS devices              $14,800     100,000
Derek Smith                  Technology development for POS devices              $14,800     100,000**

Cassim Motala                Technology development for POS devices              $11,100      75,000
Cassim Motala                Technology development for POS devices              $14,800     100,000**

Lawrence Mavundula           Technology development for POS devices              $ 7,400      50,000
Lawrence Mavundula           Technology development for POS devices              $ 7,400      50,000**

** Shares shall be restricted shares.

                                    ADDENDUM

Pursuant to the Agreement signed on December 4, 2003, this Addendum sets forth the continued services of the Consultants listed below which shall be governed by the terms and conditions of the Agreement above as agreed to on December 4, 2003. Payments for the respective services to be rendered, the fees for such services and the number of S-8 shares to be issued as payment are set forth as follows:

Consultant                 Services                                           Fees          Shares*
----------                 --------                                           ----          -------
Ernesto Angel              MPOS/TagNet product launch in S. Amer.            $216,000     1,500,000

Jesus Romero               MPOS/TagNet product launch in S. Amer.             $57,600       400,000

Victor Angel               MPOS/TagNet product launch in Lat. Amer.           $14,400       100,000
Victor Angel               MPOS/TagNet product launch in Lat. Amer.           $43,200       300,000**

Raymond Ng Pan Hing        Business development for POS devices               $28,800       200,000**

Derek Smith                MPOS/TagNet business development in China          $43,200       300,000
Derek Smith                MPOS/TagNet business development in China          $28,800       200,000**

* Number of shares is calculated taking a 20% discount off of the bid price, which was $0.18 per share on January 20, 2004. ** Shares shall be restricted shares.


Accepted this 20th day of January, 2004 by:

For CONSULTANT                                       For Maximum Dynamics
--------------                                       --------------------

BY:  /s/   Ernesto Angel                          BY: /s/  Joshua Wolcott
   --------------------------                         -------------------------
           Ernesto Angel                                   Joshua Wolcott

DATE:                                             DATE:
    -------------------------                         -------------------------

BY: /s/   Jesus Romero
   -------------------------
          Jesus Romero

DATE:
    ------------------------

BY: /s/   Victor Angel
   -------------------------
          Victor Angel

DATE:
     -----------------------


BY: /s/  Raymond Ng Pan Hing
   -------------------------
         Raymond Ng Pan Hing

DATE:
     -----------------------


BY: /s/  Derek Smith
   -------------------------
         Derek Smith

DATE:
    ------------------------